EXHIBIT 10.21


              NATIONAL AUTO/TRUCKSTOPS HOLDINGS CORPORATION
                        1993 STOCK INCENTIVE PLAN
                   NONQUALIFIED STOCK OPTION AGREEMENT
                            TRUCKSTOPS AWARDS



            NONQUALIFIED STOCK OPTION AGREEMENT, dated as of December 10, 1993, between National Auto/Truckstops Holdings Corporation, a Delaware corporation (the "Company"), and _______________ (the "Optionee"), an officer, employee or director of the Company or one of its Affiliates.

            The Company's Board of Directors (the "Board"), acting on behalf of the Compensation Committee of the Board to administer the National Auto/Truckstops Holdings Corporation 1993 Stock Incentive Plan (the "Plan"), has determined that the purposes of the Plan will be furthered by awarding to the Optionee options under the Plan. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

            In consideration of the foregoing and of the mutual undertakings set forth in this Nonqualified Stock Option Agreement ("Agreement"), the Company and the Optionee agree as follows:


            SECTION 1.  GRANT OF OPTION.

            1.1. The Company hereby grants to the Optionee an option to purchase the number of shares of Class B common stock, par value $.01 per share, of the Company ("Common Stock") in the amounts and at the purchase prices set forth on Exhibit A hereto.

            1.2. The Option granted hereby is intended to be a nonqualified stock option subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), and is not intended to qualify for special tax treatment as a statutory stock option subject to the provisions of section 422 of the Code.


            SECTION 2.  VESTING AND EXERCISABILITY.

            2.1. The option to purchase one share of Common Stock pursuant to the Series I Option (as defined in Exhibit A) shall vest on December 10, 1993; the remainder of the Option shall not be vested prior to December 31, 1994. No portion of the Option shall be exercisable prior to

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January 1, 1996, or subsequent to December 9, 2003. The remainder of the Option shall vest and become exercisable with respect to the shares of Common Stock subject thereto if the Applicable EBITDA Targets are satisfied in accordance with the schedule attached hereto as Exhibit B; provided, however, that the Option shall become exercisable for all purposes (including post-employment exercisability, in accordance with Section 4 of this Agreement) as and to the extent the Option becomes vested in accordance with the schedule attached hereto as Exhibit B or on January 1, 1996, if later. The Applicable EBITDA Targets shall be either the TA EBITDA Targets as set forth on said Exhibit B if the Repurchase Option (as defined in Plan Section 3.11(d)) is timely exercised in accordance with its terms, or the Holdings EBITDA Targets as set forth on said Exhibit B if the Repurchase Option is not so exercised.

            2.2. The Option may at any time and from time to time be exercised in whole or in part for the shares of Common Stock subject thereto, within the limitations on exercisability set forth above.

            2.3. Unless terminated earlier, the unexercised portion of the Option shall automatically and without notice terminate and become null and void on December 9, 2003.


            SECTION 3. METHOD OF EXERCISE. The Option or any part thereof may be exercised in accordance with Section 2 of this Agreement by giving written notice of exercise to the Company, on a form to be provided by the Committee for that purpose, and by specifying the number of whole shares of Common Stock with respect to which the Option is being exercised, together with full payment of the purchase price for the number of shares purchased. Payment of the purchase price shall be made by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), or by cashless exercise in accordance with Plan Section 2.6(c) provided that only shares of Common Stock held by the Optionee for at least six months prior to the date of exercise may be used for such purpose. As soon as practicable after it receives payment of the purchase price, subject to the provisions of Plan Section 3.2, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased, which shares shall bear a restrictive legend in accordance with Section 6 of this Agreement (or as otherwise determined by the Committee). The shares of Common Stock so delivered automatically shall become subject to the terms and conditions of the Stockholders' Agreement, dated as of April 14, 1993, by and among the Company and the Stockholders (as defined therein), as it may be amended, and the Supplemental Stockholders' Agreement, dated as of December 10, 1993, by






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and among the Company and certain of the Company's stockholders, as it may be amended, copies of which are on file in the office of the Company and will be furnished to the Optionee.


            SECTION 4.  TERMINATION OF EMPLOYMENT OR SERVICE.

            4.1. IN GENERAL. The non-vested portion of any Option shall terminate and expire upon the Optionee's termination of employment or service; the vested portion shall expire when it may no longer be exercised pursuant to the provisions of the Plan and this Agreement (including this Section 4). The "vested portion" of any Option shall mean the portion thereof which is vested (whether or not then exercisable) immediately prior to the Optionee's termination of employment for any reason. Notwithstanding anything contained herein to the contrary, if the Optionee's employment terminates for any such reason (including death) on or before December 31, 1995, then January 1, 1996, shall be deemed to be the date of the Optionee's termination of employment for purposes of any post-employment exercisability of any portion of the Option which was vested but not exercisable by the Optionee immediately prior to the actual date of the Optionee's termination of employment.

            4.2.  IMPROPER ACTIVITY; QUIT.

                  (a) IMPROPER ACTIVITY. If the Optionee's employment is terminated for cause, whether or not he is a party to a written employment contract, the vested and exercisable portion of the Option granted hereunder may be exercised until the earlier of (a) 30 days after his employment terminates or
(b) the date on which the Option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. Notwithstanding anything contained herein to the contrary, if the Optionee's employment terminates for cause on or before December 31, 1995, then January 1, 1996, shall be deemed to be the date of the Optionee's termination of employment for purposes of any post-employment exercisability of any portion of the Option which was vested but not exercisable by the Optionee immediately prior to the actual date of the Optionee's termination of employment. For purposes of this
Section 4, an Optionee's employment shall be deemed to be terminated for "cause" if he is discharged for "cause" or any like term as defined in a written employment contract with the Optionee, if any.

                  (b) QUIT. If the Optionee quits employment, whether or not he is a party to a written employment contract, the Option granted hereby shall terminate and expire as of the close of business on the day the Optionee's






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employment terminates; provided, however, that if the Optionee quits employment before January 1, 1996, then any portion of the Option which was vested but not exercisable by the Optionee immediately prior to the actual date of the Optionee's termination of employment may be exercised by the Optionee from January 1, 1996 through January 15, 1996.

            4.3. REGULAR TERMINATION; PERMANENT DISABILITY. If the Optionee's employment terminates for reasons other than as provided in Section 4.2 or 4.4 of this Agreement, including for "permanent disability" (as defined below), the vested and exercisable portion of the Option granted hereunder may be exercised until the earlier of (a) 60 days after his employment terminates or (b) the date on which the Option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. Notwithstanding anything contained herein to the contrary, if the Optionee's employment terminates for any such reason on or before December 31, 1995, then January 1, 1996, shall be deemed to be the date of the Optionee's termination of employment for purposes of any post-employment exercisability of any portion of the Option which was vested but not exercisable by the Optionee immediately prior to the actual date of Optionee's termination of employment. For purposes of this Agreement, the term "permanent disability" shall mean any medically determinable physical or mental impairment, as reasonably determined by the Committee, which prevents the Optionee from performing any employment duties and which is likely to be permanent or of indefinite duration.

            4.4. DEATH. In the event that the Optionee's employment terminates by reason of death, or if the Optionee's employment shall terminate as described in Section 4.3 of this Agreement and he dies within the 60-day period described therein and while some portion of the Option is vested and/or exercisable, the portion, if any, of the Option which was vested and exercisable immediately prior to the Optionee's death shall be exercisable by the person to whom the Option has passed under the Optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (a) one year after the Optionee's death or (b) the date on which the Option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement (disregarding Section 4.3 of this Agreement). Notwithstanding anything contained herein to the contrary, if the Optionee's employment terminates by reason of death on or before December 31, 1995, then January 1, 1996, shall be deemed to be the date of the Optionee's death for purposes of any post-employment exercisability of any portion of the Option which was vested but not exercisable by the Optionee






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immediately prior to the actual date of the Optionee's death.

            4.5. PAYMENT. For purposes of any post-employment exercisability of the Option in accordance with this Section 4, payment of the purchase price in accordance with Section 3 of this Agreement shall be satisfied if made in accordance with Plan Section 2.6(b)(i) or (c).


            SECTION 5. CALL AND PUT OPTIONS. The shares of Common Stock issued upon exercise of all or any portion of an Option shall be subject to a call right by the Company and a put right by the Optionee (but not by any transferee of the Optionee, except that a Permitted Transferee shall participate in a put option as described in Plan Section 2.8) following his termination of employment in accordance with the provisions of Plan Section 2.8. Notwithstanding the preceding sentence and the provisions of Plan Section 2.8, no Option shall be subject to a call right by the Company or a put right by the Optionee if, and to the extent, that any such right would cause the Company or the Optionee (or any Permitted Transferee) to incur any liability under Rule 16b-3 of the Act.


            SECTION 6.  NON-TRANSFERABILITY.

            6.1. No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee, and shall not be exercisable prior to January 1, 1996. Shares of Common Stock acquired upon exercise of any portion of an option granted to an Optionee under the Plan shall not be transferable to any person prior to January 1, 1996; such shares shall not be transferable to any person on and after January 1, 1996, other than (i) to the Optionee's parent, spouse, ex-spouse or child (or any trust for the benefit of any such person) or
(ii) pursuant to the laws of descent and distribution. Such shares shall remain subject to the Company's call option as set forth in Section 2.8(a) upon the Optionee's termination, but shall not be entitled to any put option as set forth in Section 2.8(b) (or otherwise) except as permitted by Permitted Transferees in accordance with Section 5 of this Agreement. Each transferee shall agree in writing to be bound by all of the provisions of the Plan and this Agreement, and no such transferee shall be permitted to make any transfer other than in accordance with the terms of the Plan or this






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Agreement. Any sale, assignment, mortgage, pledge, encumbrance or other transfer in violation of this Section 6 shall be null and void and of no force and effect.

            6.2. The certificate or certificates of shares of Common Stock issued pursuant to the terms of this Agreement shall bear a legend in substantially the following form:

            "The shares represented by this certificate are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Nonqualified Stock Option Agreement entered into between the registered holder hereof and National Auto/Truckstops Holdings Corporation. Copies of such Nonqualified Stock Option Agreement are on file in the Office of the Secretary of National Auto/Truckstops Holdings Corporation.

            The shares represented by this certificate are further subject to a Stockholders' Agreement, dated as of April 14, 1993, as it may be amended, and the Supplemental Stockholders' Agreement, dated as of December 10, 1993, as it may be amended, copies of which are on file at the Office of the Secretary of National Auto/Truckstops Holdings Corporation and will be furnished to any prospective purchasers on request. By acceptance of this certificate, each holder hereof agrees to be bound by the provisions of such agreements."


            SECTION 7.  RIGHT OF DISCHARGE RESERVED.

            Nothing in the Plan or this Agreement shall confer upon the Optionee the right to continue in the employment or service of the Company or any of its Affiliates or affect any right that the Company or such Affiliate may have to terminate the employment or service of the Optionee.


            SECTION 8.  NO STOCKHOLDER RIGHTS.

            Neither the Optionee nor any person succeeding to the Optionee's rights hereunder shall have any rights as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate or certificates to him for such shares. Except for adjustments made pursuant to Plan Section 3.5 (as described in Section 9 of this Agreement), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.






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            SECTION 9.  PLAN PROVISIONS TO PREVAIL.

            This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of Plan Section 3.2 (generally relating to consents required by securities and other laws), Plan Section 3.4 (generally relating to withholding tax obligations), Plan Section 3.5 (generally relating to adjustments to the number of shares of Common Stock subject to the Option and the option exercise price, upon certain changes in capitalization, provided that the Committee shall be required to make an appropriate adjustment in the circumstances described in Plan Section 3.5) and Plan Section 3.11 (generally relating to the effects of certain reorganizations and other extraordinary transactions, provided that in such an event payment of the purchase price in accordance with Section 3 of this Agreement shall be satisfied if made in accordance with Plan Section 2.6(b)(i) or (c)). In the event there is any inconsistency between any of the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.


            SECTION 10.  OPTIONEE'S ACKNOWLEDGEMENTS.

            By entering into this Agreement the Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan, including Plan Section 3.8(c) (generally relating to waivers of continued exercise or vesting of awards, damages and severance entitlements related to non-continuation of awards), and accepts this Option upon all of the terms thereof, (b) he agrees to be bound by the provisions of the Stockholders' Agreement described in Section 3 of this Agreement and to execute such documents with respect thereto as the Committee may require, and (c) that none of the Company, the Board, the Committee, the Affiliates (including their respective parents and subsidiaries) and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder or this Agreement.


            SECTION 11.  SUCCESSORS AND ASSIGNS.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Plan Section 3.3 and Section 6 of this Agreement, the heirs and personal representatives of the Optionee.







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            SECTION 12.  GOVERNING LAW.

            THIS AGREEMENT IS DEEMED ADOPTED, MADE AND DELIVERED IN NEW YORK AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


            SECTION 13.  NOTICES.

            All notices and other communications hereunder to be given to the Company shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, and if mailed, shall be addressed to the Company, at National Auto/Truckstops Holdings Corporation, 3100 West End Avenue, Suite 200, Nashville, Tennessee 37202-0076
Attn.: James F. Blackstock, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. All notices to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth below or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Either party may, by notice, change the address to which notice to such party is to be given. Notices hereunder shall be deemed to have been duly given when received by personal delivery or by registered or certified mail to the party entitled to receive the same.


            SECTION 14.  CANCELLATION AND SUBSTITUTION OF OPTION.

            The Committee may cancel the Option granted hereunder the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine (provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made) without the Optionee's, consent, where the substituted award confers upon the Optionee, until exercised, substantially the same net economic benefit inherent in the replaced Option, and with the Optionee's consent if otherwise.









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            SECTION 15.  SECTION HEADINGS.

            The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                    National Auto/Truckstops
                                    Holdings Corporation


                                    By
                                       ---------------------------
                                       Name:
                                       Title:

ATTEST:
       -------------------

                                    ------------------------------
                                                      (Optionee)

                                    ------------------------------
                                    (Address)






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                                    EXHIBIT A

            Optionee shall receive options to purchase shares of Common Stock as determined by the Company's Board acting on behalf of the Committee. Such options are granted as of December 10, 1993 at a purchase price of $10.00 per share (the "Series I Option"), at a purchase price of $17.49 per share (the "Series II Option") or at a purchase price of $28.56 per share (the "Series III Option"), as follows:



     OPTION TYPE                PURCHASE PRICE          NUMBER OF SHARES

Series I Option                    $10.00
                                                          ---------------

Series II Option                   $17.49
                                                          ---------------

Series III Option                  $28.56
                                                          ---------------







                        By:
                           ---------------------------
                           Name:
                           Title:


                           Dated:    this    day of        , 1994
                                          --        -------






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                   EXHIBIT B TO TRUCKSTOPS AWARDS AGREEMENT
VESTING

              If Repurchase            If Repurchase
              Option is                  Option is Not             Maximum Annual % of        Maximum Cumulative
              Exercised:                Exercised:                   Shares Becoming              % of Shares
              TA EBITDA               Holdings EBITDA                   Vested if             Becoming Vested if
    Year      Targets (in              Targets (in                  Applicable EBITDA          Applicable EBITDA
   ENDED      $ MILLIONS)              $ MILLIONS)                   TARGETS ARE MET            TARGETS ARE MET
   -----      -------------           ---------------               -----------------          ----------------

12/31/94           24.0                     99.0                           25%                        25%

12/31/95           49.5                     170.7                          25%                        50%

12/31/96           76.5                     245.2                          25%                        75%

12/31/97           105.0                    322.4                          25%                       100%

12/31/98           135.5                    402.9                          --                        100%

----------------------------------------------------------------------------------------------------------------

         Highest % of
       Applicable EBITDA                                       % of Shares Becoming Vested if % of
          TARGET MET*                                           APPLICABLE EBITDA TARGETS ARE MET
          -----------                                           ---------------------------------
                                             12/31/94      12/31/95        12/31/96      12/31/97      12/31/98
                                             --------      --------        --------      --------      --------

100% or more                                   25%           50%             75%           100%          100%

99%                                            20%           40%             60%            80%            0

98%                                            16%           32%             48%            64%            0

97%                                            12%           24%             36%            48%            0

96%                                             8%           16%             24%            32%            0

95%                                             4%            8%             12%            20%            0

less than 95%                                   0             0               0              0             0

--------
* The extent to which the Option will become vested will be proportionately adjusted on a straight line basis if actual EBITDA falls between the percentages listed.






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To illustrate:

      (i) Assume that 110% of the applicable EBITDA target is met on 12/31/94. 25% of the Option becomes vested.

      (ii) Assume further that 98% of the applicable EBITDA target is met on 12/31/95. 32% of the Option is vested, I.E., an additional 7% is vested.

      (iii) Assume further that 97% of the applicable EBITDA target is met on 12/31/96. 36% of the Option is vested, I.E., an additional 4% vests. [Note, however, that if, for example, 96% of the applicable EBITDA target is met on 12/31/96, then no additional vesting occurs because the extent to which the Option is vested on 12/31/95 (32% vested) exceeds the cumulative percentage of shares vested if 97% of the applicable EBITDA target is met on 12/31/96 (24%).]

      (iv) Assume further that 99% of the applicable EBITDA target is met on 12/31/97. 80% of the Option is vested, I.E., an additional 44% vests.

      (v) Assume further that 100% of the applicable EBITDA target is met on 12/31/98. 100% of the Option is vested.



EXERCISABILITY

            The Option shall become exercisable for all purposes (including post-employment exercisability, in accordance with Section 4 of the Agreement) on the date the Option becomes vested in accordance with Section 2 of the Agreement and the schedule above or on January 1, 1996, if later.